UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2025

WEX Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street	,	Portland	,	Maine	04101
Address of principal executive offices					Zip Code

Registrant's telephone number, including area code	(207)	733-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
On October 29, 2025, WEX Inc. (the “Company”) issued a news release announcing its third-quarter 2025 results and posted its earnings supplement to the investor section of the Company’s website at www.wexinc.com. A copy of the release and supplement are attached as Exhibits 99.1 and 99.2 and are incorporated by reference herein in their entirety.

The information in this item, including Exhibits 99.1 and 99.2, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated into it by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2025, the Company’s Board of Directors (the “Board”) increased the size of the Board from 11 to 12 members and appointed David Foss as a director to fill the resulting vacancy, effective November 3, 2025, with a term expiring at the Company’s 2026 Annual Meeting of Stockholders. The Board determined that Mr. Foss is an independent director under applicable NYSE requirements and the Company’s Corporate Governance Guidelines. The Board has not yet determined committee assignments for Mr. Foss.

Mr. Foss is currently the board chair of Jack Henry & Associates, Inc. (“Jack Henry”), a leading financial services technology company, and a member of the board of directors at CNO Financial Group, a nationwide life and health insurer and financial services provider. Mr. Foss served as President of Jack Henry from 2014 to 2022 and as Chief Executive Officer from 2016 until his retirement from that role in 2024. Earlier in his career, Mr. Foss held several key roles in the financial services sector at BancTec, Advanced Computer Systems and NCR.

There is no arrangement or understanding between Mr. Foss and any other person pursuant to which he was selected to become a member of the Board. Additionally, there are no related person transactions involving Mr. Foss and the Company or any subsidiary of the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Foss will receive compensation for his service as a non-employee director consistent with the compensation provided to other non-employee directors. Mr. Foss will enter into the Company’s standard form of director and officer indemnification agreement. The form of indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Foss to the Board is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)  Exhibit Index.
EXHIBIT INDEX

Exhibit No.	Description

10.1	WEX Inc. Form of Director and Officer Indemnification Agreement
99.1	Press release of WEX Inc. dated October 29, 2025 with respect to Earnings
99.2	Earnings Supplement of WEX Inc. dated October 29, 2025
99.3	Press release of WEX Inc. dated October 29, 2025 with respect to the appointment of David Foss
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date: October 29, 2025	By:	/s/ Jagtar Narula
Jagtar Narula
Chief Financial Officer